                                                                    Exhibit 10.5

                 LONG TERM INCENTIVE COMPENSATION PLAN (LTIP)

                            PLAN YEARS - 1998-2000

Participants in the Long Term Incentive Compensation Plan are: Chairman, President and Chief Executive Officer; Senior Vice President & Chief Financial Officer; Senior Vice President, Group Insurance; Senior Vice President, Individual Insurance and Retirement Plans; Senior Vice President, Investments; Vice President, Information Systems; and Vice President and Corporate Secretary.

The LTIP payout formula for the 1998-2000 plan is:

LTIP Payout = A x B x C x D where

        . A is the 20% target payout percentage
        . B is the multiplier for growth
        . C is the multiplier for expense control
        . D is the multiplier for financial strength

The payout target is 20% of base salary. A payout may not exceed a maximum payout of 40%. The CEO target is 30% of base salary and will not exceed a maximum payout of 60%. The payout will be 60% in shares of Standard's stock, if the Plan of Reorganization becomes effective, and 40% in cash. If the Plan of Reorganization does not become effective, the payout will be in cash. The LTIP payout will occur during the first quarter of 2001.

Description of the Growth Component
(Factor B)

The growth goals for the 1998-2000 LTIP will be as follows:

        ----------------------------------------------------------------------------------------
                                                                               Targeted Rates
                                                                                   of Growth
        ----------------------------------------------------------------------------------------
        Group Insurance premiums in force                                              9%*
        Individual Insurance direct premiums                                           3%*
        Group Annuities - net cash flow (deposits minus withdrawals)                   10%*
        Individual Annuities - net cash flow (deposits minus withdrawals)           $20 million
        Assest under management via mortgage loan investment subsidiary            $550 million
        ----------------------------------------------------------------------------------------

                * Compounded Rates of Growth

Achievement below or above the growth target will result in an adjustment in the Growth Factor to be calculated in accordance with the following table.

---------------------------------------------------------------------------------------------
                                  LTIP GROWTH TABLE
---------------------------------------------------------------------------------------------
                                           Calculation Factors
               ------------------------------------------------------------------------------
     % of Goal    Group         Individual        Group         Individual       Investment
     Achieved   Insurance       Insurance       Annuities       Annuities       Subsidiaries
     --------   ---------       ---------       ---------       ---------       ------------
    Below 80%        0%               0%             0%              0%               0%
       80%           8                2              2               2                4
       85%          16                4              4               4                8
       90%          24                8              8               5               12
       95%          32               12             12               6               18
      100%          40               16             18               8               20
      110%          48               20             20              10               24
      120%          56               24             24              11               28
      130%          64               28             28              12               32
      140%          72               30             30              14               36
   Above 140%       80               32             32              16               40
---------------------------------------------------------------------------------------------

The actual factor will be interpolated from the above table.


The following is an example of how the Growth Factor is determined.

---------------------------------------------------------------------------------------------------------------
                                                                  The % of Goal       And the factor derived
                                                                  achieved would       from the table above
                                                       Result         be...                 would be...
----------------------------------------------------------------------------------------------------------------

Group Insurance premiums in force                       9.0%          100.0%                  40.0%
Individual Insurance direct premiums                    3.5%          116.7%                  22.7%
Group Annuities - net cash flow                         9.5%           95.0%                  12.0%
Individual Annuities - net cash flow              $ 21.5 million      107.5%                   9.5%
Assets under management in mortgage subsidiary    $495.0 million       90.0%                  12.0%
                                                                                              -----
                                                                                              96.2%
----------------------------------------------------------------------------------------------------------------

The total in the far right column will result in a growth factor multiplier of .962.


Description of the Expense Control
(Factor C)

The multiplier for the Expense Factor will be a range from .09 to 1.1. Demutualization expenses will be excluded in the calculation of this Factor. The target for the Expense Factor is set at having actual expenses increase at the same rate as the revenue to cover expenses.

The expense factor will operate as follows:

        ---------------------------------------------------------------------------------------------------
         Percentage by which:
         (1) 3-year annual compounding of expense revenue exceeds       LTIP payout otherwise calculated
         (2) 3-year annual compounding of actual expenses                    would be multiplied by:
        ---------------------------------------------------------------------------------------------------
                           3.5% and more favorable                                    1.1
                                    -0-                                               1.0
                           (3.5%) and less favorable                                   .9
        ---------------------------------------------------------------------------------------------------


The actual factor will be interpolated from the above table based on the exact expense results.

An example of the calculation of Factor C is as follows:

      --------------------------------------------------------------------------------------
                                                                      Three-Year
                                       1998     1999   2000       Compounded Increase
      --------------------------------------------------------------------------------------
        Increase in expense revenue     9%      10%     9%              30.7%
        Increase in actual expenses    11%      11%     9%              34.3%

            The (3.6%) compounded differential would result in a multiplying factor of .9
      --------------------------------------------------------------------------------------


Description of the Financial Strength
(Factor D)

The Financial Strength factor will be derived from the following table:


                                     ----------------------------------
                                         Risk-Based
                                        Capital Ratio          Factor

                                     ----------------------------------

                                        1.150 and below         .000
                                            1.175               .500
                                            1.200              1.000
                                            1.250              1.000
                                            1.300              1.000
                                        1.350 and above        1.000
                                     ----------------------------------

The actual factor will be interpolated from the above table based on the exact risk-based capital ratio as of December 31, 2000.

The risk-based capital ratio is the sum of surplus and the asset valuation reserve divided by formula surplus. Formula surplus is an amount of surplus, based on the risks of the Company's insurance business and assets, which would ensure solvency except in the most calamitous economic scenario.